Exhibit 24

POWER OF ATTORNEY AND SIGNATURES

Know all persons by the presents, that each person whose signature appears below constitutes and appoints Larry F. Mazza or Eric L. Tichenor or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-K has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated.

/s/ Larry F. Mazza	Date: March 11, 2010
Larry F. Mazza, President and CEO

/s/ Eric L. Tichenor	Date: March 11, 2010
Eric L. Tichenor, Senior Vice President and CFO

/s/ Barbara L. Alexander	Date: March 11, 2010
Barbara L. Alexander, Director

/s/ Robert L. Bell	Date: March 11, 2010
Robert L. Bell, Director

/s/ Stephen R. Brooks	Date: March 11, 2010
Stephen R. Brooks, Director

/s/ Harvey M. Havlichek	Date: March 11, 2010
Harvey M. Havlichek, Director

/s/ James R. Martin	Date: March 11, 2010
James R. Martin, Director

/s/ Saad Mossallati	Date: March 11, 2010
Saad Mossallati, Director

/s/ Leonard W. Nossokoff	Date: March 11, 2010
Leonard W. Nossokoff, Director

/s/ J. Christopher Pallotta	Date: March 11, 2010
J. Christopher Pallotta, Director

/s/ Nitesh S. Patel	Date: March 11, 2010
Nitesh S. Patel, Director

/s/ Louis W. Spatafore	Date: March 11, 2010
Louis W. Spatafore, Director

/s/ Richard L. Toothman	Date: March 11, 2010
Richard L. Toothman, Director

/s/ Michael F. Trent	Date: March 11, 2010
Michael F. Trent, Director

/s/ Samuel J. Warash	Date: March 11, 2010
Samuel J. Warash, Director